                                                                      EXHIBIT 23

                             Consent of KPMG LLP to
                      incorporation of reports in Form S-8
                         No. 33-48497 and No. 333-26007


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                          Independent Auditors' Consent


The Board of Directors
Ablest Inc.

We consent to incorporation by reference in the registration statements No. 33-48497 and 333-48918 on Form S-8 of Ablest Inc. of our reports dated February 16, 2001, relating to the consolidated balance sheets of Ablest Inc. and subsidiaries as of December 31, 2000 and December 26, 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2000, December 26, 1999 and December 27, 1998, and related schedule, which reports appear in the December 31, 2000 annual report on Form 10-K of Ablest Inc.


                                             KPMG LLP


Tampa, Florida
March 13, 2001


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